United States Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934

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☑Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

Lakeland Industries, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copy – Subject to Completion
Lakeland Industries, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, June 18, 2008

To Our Stockholders:

WHAT:	Our 2008 Annual Meeting of Stockholders

WHEN:	Wednesday, June 18, 2008, at 10:00 a.m., local time

WHERE:	Holiday Inn 3845 Veterans Memorial Highway Ronkonkoma, NY 11779

WHY:	At this meeting, you will be asked to:

(1) Elect three (3) directors for three years and until their respective successors have been elected and qualified;

(2)    Approve the adoption of amendments to Lakeland’s Restated Certificate of Incorporation to eliminate the supermajority voting requirements applicable to the approval of certain business combinations;

(3) Ratify the selection of Holtz Rubenstein Reminick LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009; and

(4) Transact any other business as may properly come before the Annual Meeting of Stockholders or any adjournments, postponements or reschedulings of the Annual Meeting of Stockholders.

A complete list of stockholders entitled to vote at the meeting will be open for examination by our stockholders, during regular business hours, for a period of ten days prior to the meeting, at 701 Koehler Avenue, Suite 7, Ronkonkoma, NY 11779. Only stockholders of record at the close of business on April 27, 2008 will receive notice of, and be eligible to vote at, the Annual Meeting of Stockholders or any adjournment thereof. The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Your vote is important. Please read the proxy statement and the voting instructions on the enclosed proxy card. Then, whether or not you plan to attend the Annual Meeting of Stockholders in person, and no matter how many shares you own, please sign, date and promptly return the enclosed proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States.

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Lakeland stock account, we may deliver only one set of the proxy statement and the Annual Report to Stockholders for the fiscal year ended January 31, 2008 to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders. If your shares are registered directly in your name and you share an address with another stockholder and have received only one set of voting materials, but you would prefer to receive your own copy, please contact Lakeland Industries, Inc. by telephone at (631) 981-9700 or by mail at 701 Koehler Avenue, Suite 7, Ronkonkoma, NY 11779, or alternatively, please contact Investor Relations by telephone at (631) 367-1866 or by mail at jdarrow@darrowir.com. If your shares were held in an account at a bank, brokerage firm, or other agent or nominee and you have received only one set of voting materials, but you would prefer to receive your own copy, please contact your bank, broker or agent.

By Order of the Board of Directors,

Christopher J. Ryan
Secretary

May     , 2008
Ronkonkoma, New York

-i-

-ii-

Preliminary Copy – Subject to Completion

Lakeland Industries, Inc.

LAKELAND INDUSTRIES, INC.
701 Koehler Avenue, Suite 7
Ronkonkoma, New York 11779
(631) 981-9700

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, June 18, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

The Board of Directors of Lakeland Industries, Inc., a Delaware corporation, seeks your proxy for use in voting at our 2008 Annual Meeting of Stockholders (the “Annual Meeting”) or at any postponements or adjournments of the Annual Meeting. Our Annual Meeting will be held at the Holiday Inn, located at 3845 Veterans Memorial Highway, Ronkonkoma, NY 11779, on Wednesday, June 18, 2008 at 10:00 a.m., local time. We intend to begin mailing this proxy statement, the attached notice of Annual Meeting and the accompanying white proxy card on or about [May ___, 2008] to all record holders of our common stock, par value $0.01, entitled to vote at the Annual Meeting. Along with this proxy statement, we are also sending our Annual Report on Form 10-K to stockholders for the fiscal year ended January 31, 2008 (the “Annual Report”).

WHAT AM I VOTING ON?

At the Annual Meeting, stockholders will act upon the:

(1)  Election of three (3) directors for three years and until their respective successors have been elected and qualified;
(2)  Approval of the adoption of amendments to Lakeland’s Restated Certificate of Incorporation to eliminate the supermajority voting requirements applicable to the approval of certain business combinations;

(3) Ratification of the selection of Holtz Rubenstein Reminick LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009; and

(4) Transaction of any other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

WHO CAN VOTE?

Only holders of record of our common stock at the close of business on April 27, 2008, the record date, will receive notice of, and be entitled to vote at, our Annual Meeting. At the close of business on the record date, 5,437,027 shares of our common stock were outstanding and entitled to vote. Our common stock is our only class of outstanding voting securities.

Stockholder of Record: Shares Registered in Your Name

If, on April 27, 2008, your shares were registered directly in your name with our transfer agent, The Registrar and Transfer Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed WHITE proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Agent

If, on April 27, 2008, your shares were held, not in your name, but rather in an account at a bank, brokerage firm, or other agent or nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank, broker or other agent or nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a power of attorney or other proxy authority from your bank, broker or other agent or nominee, and bring it to our Annual Meeting.

WHAT CONSTITUTES A QUORUM?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 5,437,027 shares outstanding and entitled to vote. Thus, at least 2,718,514 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF OUR COMMON STOCK?

In deciding all matters, a holder of common stock on the record date will be entitled to cast one vote for each share of common stock registered in that holder’s name, on each matter to be voted upon at the Annual Meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal No. 1, the election of three directors, requires a plurality of the votes cast to elect a director. The three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” will affect the outcome. Withheld votes or broker non-votes, as described below, will not affect the outcome of the vote on Proposal No. 1.

        Proposal No. 2,  approval of the adoption of amendments to Lakeland’s Restated Certificate of Incorporation to eliminate the supermajority voting requirements applicable to the approval of certain business combinations, requires the affirmative vote of at least 66 2/3% of Lakeland common stock outstanding on the record date.

Proposal No. 3, the ratification of our independent registered public accounting firm, which will ratify the appointment of Holtz Rubenstein Reminick LLP as our independent registered public accounting firm, must receive a “For” vote by the majority of shares present or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote.

HOW ARE VOTES COUNTED AND HOW ARE ABSTENTIONS AND BROKER NON-VOTES TREATED?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” votes, “Against” votes, abstentions, withheld votes and broker non-votes.

Votes withheld and abstentions are deemed as “present” at the Annual Meeting and are counted for quorum purposes. Votes withheld and abstentions will have the same effect as a vote against the matter with respect to Proposal No. 2 and Proposal No. 3, but will have no effect on Proposal No. 1.

A “broker non-vote” is when a broker votes in its discretion on one or more “routine” matters, but does not receive instructions from a beneficial owner of shares as to how to vote those shares on “non-routine” matters. Broker non-votes will be counted for purposes of a quorum. As for the effect on the outcome of votes on proposals, under the current Nasdaq Stock Market rules, brokers have discretionary voting power to vote without receiving voting instructions from the owner on “routine” matters, but not on “non-routine” matters. Routine matters include, among other things, the uncontested election of directors and the ratification of the appointment of independent registered public accountants.  There are no non-routine matters being voted on at this Annual Meeting. This means that if you hold your shares through a broker, bank or other nominee (that is, in “street name”), and do not provide voting instructions by the tenth day before the Annual Meeting, the broker, bank or other nominee will have the discretion to vote your shares on Proposal No. 1, Proposal No. 2 and Proposal No. 3.

WHO WILL BEAR THE COSTS OF SOLICITING PROXIES FOR THE ANNUAL MEETING?

We are soliciting the proxies and will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders.  The Company has retained Georgeson, Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Annual Meeting at a cost of $7,500 plus reimbursement of reasonable out of pocket expenses.  In addition to the use of the mails, proxies may be solicited personally or by telephone by officers and employees of the Company who will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at our expense by brokers, nominees, custodians, and other similar parties.

HOW DO I VOTE IF I ATTEND THE ANNUAL MEETING?

If you are a stockholder of record, you can attend the Annual Meeting and vote in person the shares you hold directly in your name on any matters properly brought before the Annual Meeting. If you choose to do that, please bring the enclosed WHITE proxy card or proof of identification. If you want to vote in person at our Annual Meeting and you hold our common stock through a bank, broker or other agent or nominee, you must obtain a power of attorney or other proxy authority from that organization and bring it to our Annual Meeting. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a power of attorney or other proxy authority. If you vote in person at the Annual Meeting, you will revoke any prior proxy you may have submitted.

HOW DO I VOTE IF I DO NOT ATTEND THE ANNUAL MEETING?

Stockholders of record who do not attend the Annual Meeting should vote by mail: Please sign, date and return the enclosed WHITE proxy card in the enclosed postage-paid return envelope.

By executing and returning the enclosed WHITE proxy card, you are authorizing the individuals listed on the WHITE proxy card to vote your shares in accordance with your instructions.

If you are a beneficial owner of shares registered in the name of your bank, broker or other agent or nominee, you should have received a WHITE proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. If you did not receive a white proxy card, please follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a proxy card.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED ON THE PROXY CARD?

If you return a signed and dated WHITE proxy card without marking any voting selections, your shares will be voted as follows:

(1) FOR the election of the three nominees for director proposed by the Board of Directors;

(2) FOR the Approval of the adoption of amendments to Lakeland’s Restated Certificate of Incorporation to eliminate the supermajority voting requirements applicable to the approval of certain business combinations; and
(3) FOR the ratification of the selection of Holtz Rubenstein Reminick LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009.

If any other matter is properly presented at the meeting, the individuals named on your proxy card will vote your shares using their best judgment.

YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD FROM LAKELAND?

If you receive more than one proxy card from us or your bank, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each WHITE proxy card to ensure that all of your shares are voted.

HAS THE LAKELAND BOARD OF DIRECTORS MADE A RECOMMENDATION REGARDING THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING?

Our Board of Directors recommends that you vote “FOR” the election of its three nominees for director, “FOR” the adoption of amendments to Lakeland’s Restated Certificate of Incorporation to eliminate the supermajority voting requirements applicable to the approval of certain business combinations, and “FOR” the ratification of the selection of Holtz Rubenstein Reminick LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009. Please vote on the enclosed WHITE proxy card.

CAN I CHANGE MY VOTE?

Yes. You may revoke your proxy by doing any of the following:

(1) You may send a written notice that you are revoking your proxy to our Corporate Secretary at the address indicated below, so long as it is received prior to the Annual Meeting.

(2) You may submit another properly completed proxy card with a later date to the Company, so long as it is received prior to the Annual Meeting.

(3) You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Any written notice of revocation, or later dated WHITE proxy card, should be delivered to:

Lakeland Industries, Inc.
701 Koehler Avenue, Suite 7
Ronkonkoma, New York 11779
Attention: Christopher J. Ryan, Secretary

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of FY 2009 ending July 31, 2008.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

Our Board of Directors, or the Board, consists of seven directors. As indicated below, each nominee will be elected for a three-year term, which will expire at the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until any such director’s earlier resignation or removal. Our Board’s nominees are Christopher J. Ryan, CEO, President, General Counsel and Secretary; Michael Cirenza, Audit Committee Chairman and director/member of the Compensation and Nominating and Governance Committees;  and A. John Kreft, Director/member of the Audit, Compensation and Nominating and Governance Committee,  all of whom are currently serving as directors.  Our Nominating and Governance Committee (excluding members who are nominees) considered the qualifications of each of the Board’s nominees for election at the Annual Meeting, and unanimously recommended that each nominee be submitted for re-election to the Board.

Directors are elected by a plurality of the votes properly cast in person or by proxy. If a quorum is present and voting, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed WHITE proxy cards will be voted, if authority to do so is not withheld, for the election of the three nominees named below. Abstentions and broker non-votes will have no effect on the votes. If any Board nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee determined by our Board. Each person nominated by the Board for election has agreed to serve if elected. We have no reason to believe that any Board nominee will be unable to serve.

The name and age of each director nominee, his position with us and the year in which he first became a director is set forth below:

INCUMBENT DIRECTORS - CLASS I
AND NOMINEES FOR ELECTION
Terms Expiring in June 2008
_________________________________________

Name	Age	Position	Director Since

Christopher J. Ryan	56	Chief Executive Officer,	1986
		President, General Counsel,
		Secretary and Director
Michael E. Cirenza	52	Director	2003
A. John Kreft	57	Director	2004

The principal occupations and employment of the nominees for director are set forth below:

Nominee Directors

Christopher J. Ryan has served as our Chief Executive Officer and President of Lakeland since February 1, 2004, Secretary since April 1991, General Counsel since February 2000 and a director since May 1986.  Mr. Ryan was our Executive Vice President - Finance from May 1986 until becoming our President on February 1, 2004 and his term as director will expire at our annual meeting of stockholders in 2008. Mr. Ryan also worked as a Corporate Finance Partner at Furman Selz Mager Dietz & Birney, Senior Vice President-Corporate Finance at Laidlaw Adams & Peck, Inc., Managing-Corporate Finance Director of Brean Murray Foster Securities, Inc and Senior Vice President-Corporate Finance of Rodman & Renshaw, respectively between 1983-1990. Mr. Ryan has served as a Director of Lessing, Inc., a privately held restaurant chain based in New York, since 1995. Mr. Ryan received his MBA from Columbia Business School and his J.D. from Vanderbilt Law School. Mr. Ryan is a member of the National Association of Corporate Directors (NACD).

Michael E. Cirenza has been a Partner at the accounting firm of Anchin, Block and Anchin since March 2007 and was the Executive Vice President and Chief Financial Officer of Country Life, LLC, a manufacturer and distributor of vitamins and nutritional supplements, from September 2002 until March 2007. Mr. Cirenza was the Chief Financial Officer and Chief Operating Officer of Resilien, Inc., an independent distributor of computers, components and peripherals from January 2000 to September 2002. He was an Audit Partner with the international accounting firm of Grant Thornton LLP from August 1993 to January 2000 and an Audit Manager with Grant Thornton LLP from May 1989 to August 1993. Mr. Cirenza was employed by the international accounting firm of Pricewaterhouse from July 1980 to May 1989. Mr. Cirenza is a Certified Public Accountant in the State of New York and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.  Mr. Cirenza has served as one of our directors since June 18, 2003 and his term as a director will expire at our annual meeting of stockholders in 2008. Mr. Cirenza received his MBA from Cornell University Johnson School of Management in 1980.

A. John Kreft has been President of Kreft Interests, a Houston based private investment firm, since 2001. Between 1998 and 2001, he was CEO of Baker Kreft Securities, LLC, a NASD broker-dealer. From 1996 to 1998, he was a co-founder and manager of TriCap Partners, a Houston based venture capital firm. From 1994 to 1996 he was employed as a director at Alex Brown and Sons. He also held senior positions at CS First Boston including employment as a managing director from 1989 to 1994.  Mr. Kreft has served as a director since November 17, 2004 and his term as a director will expire at our annual meeting of Stockholders June 2008. Mr. Kreft received his MBA from the Wharton School of Business in 1975. Mr. Kreft is a member of the National Association of Corporate Directors (NACD).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE CLASS I NOMINEES LISTED ABOVE.

  INCUMBENT DIRECTORS- CLASS III
Terms Expiring in June 2010
_________________________________________

Name	Age	Position	Director Since

Raymond J. Smith	68	Chairman of the Board	1982
		of Directors

INCUMBENT DIRECTORS  - CLASS II
Terms Expiring in June 2009
__________________________________________

Name	Age	Position	Director Since

John J. Collins, Jr.	64	Director	1986

Eric O. Hallman	63	Director	1982

Stephen M. Bachelder	56	Director	2004

Incumbent Directors

Raymond J. Smith, one of our co-founders of Lakeland, has been Chairman of our Board of Directors since our incorporation in 1982 and was President from 1982 to January 31, 2004.  Prior to starting Lakeland, Mr. Smith was a Sales Executive with the International Paper Company (NYSE: IP) from 1961 to 1966, then the President of Abandaco, Inc. from 1966 to 1982. Mr. Smith received his B.A. from Georgetown University in 1960. Mr. Smith has served as a director since 1982 and his term as a director will expire at our annual meeting of stockholder in 2010.

Stephen M. Bachelder was with Swiftview, Inc. a Portland, Oregon based software company from 1999-2007 and President since 2002. Swiftview, Inc. was sold to a private equity firm in October 2006. Mr. Bachelder is currently working on plans for a new venture. From 1991 to 1999 Mr. Bachelder ran a consulting firm advising technology companies in the Pacific Northwest. Mr. Bachelder was the president and owner of an apparel company, Bachelder Imports, from 1982 to 1991 and worked in executive positions for Giant Foods, Inc. and Pepsico, Inc. between 1976 and 1982. Mr. Bachelder is a 1976 Graduate of the Harvard Business School.  Mr. Bachelder has served as a director since 2004 and his term as a director will expire at our annual meeting of stockholders in June 2009.

John J. Collins, Jr. was Executive Vice President of Chapdelaine GSI, a government securities firm, from 1977 to January 1987. He was Senior Vice President of Liberty Brokerage, a government securities firm, between January 1987 and November 1998.  Presently, Mr. Collins is self-employed, managing a direct investment portfolio of small business enterprises for his own accounts.  Mr. Collins has served as one of our directors since 1986 and his term as a director will expire at our annual meeting of stockholders in June 2009.

Eric O. Hallman was President of Naess Hallman Inc., a ship brokering firm, from 1974 to 1991 owned equally by Arne Naess and Mr. Hallman. Mr. Hallman was also affiliated between 1991 and 1992 with Finanshuset (U.S.A.), Inc., a ship brokering and international financial services and consulting concern, and was the Owners Representative of Sylvan Lawrence, the then largest privately owned commercial real estate development company in New York City, between 1992 and 1998. Between 1998 and 2000, Mr. Hallman was President of PREMCO, a real estate management company, and currently is Comptroller of the law firm Murphy, Bartol & O’Brien, LLP.  Mr. Hallman has served as one of our directors since our incorporation in 1982 and his term as a director will expire at our annual meeting of stockholders in June 2009.

DIRECTORS’ COMPENSATION

Members of the Board of Directors, in their capacity as directors, are reimbursed for all travel expenses to and from meetings of the Board or Committee meetings.  Non-Employee or Outside Directors received $6,250 quarterly as compensation for serving on the Board and its committees, committee chairmen receive an additional $500 quarterly. In addition, Directors receive only $500 if they attend meetings by telephone, but $1,500 for meetings attended in person. There are no charitable award or director legacy programs and no deferred compensation programs for Directors. In their deliberations relating to directors’ compensation, the Compensation Committee reviewed a study conducted by the National Association of Corporate Directors and the Center for Board Leadership, entitled “2006-2007 Director Compensation Report”. Messrs. Collins, Hallman, Raleigh, Cirenza, Kreft, and Bachelder participate in our Non-Employee Directors' Option Plan and 2006 Equity Incentive Plan.

The following table sets forth compensation information for the fiscal year ended January 31, 2008 (sometimes referred to in this proxy statement as “FY08”) for each member of the Board of Directors who is not also an executive officer.  Raymond J. Smith and Christopher J. Ryan, as employee directors, are not compensated for their service on our Board.  Disclosures relating to compensation for Messrs. Smith and Ryan can be found in “Executive Officers – Executive Compensation” below.

DIRECTOR COMPENSATION TABLE FOR FISCAL 2008

	Name (a)	Fees Earned or Paid in Cash* ($) (b)	Stock Awards ($) (1) (c)	Option Awards ($)(1)(2) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

A	Eric O. Hallman	34,000	11,528	--	--	--	--	45,528

B	John J. Collins	34,000	9,607	--	--	--	--	43,607

C	Michael Cirenza	34,000	11,528	--	--	--	--	45,528

D	A. John Kreft	33,000	14,310	--	--	--	--	47,310

E	Stephen Bachelder	34,000	9,607	--	--	--	--	43,607

(1)
Represents the dollar amount recognized by us for financial statement purposes for fiscal 2008 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments (“SFAS 123 (R)”).

(2)	At January 31, 2008 our non-employee directors owned the following unexercised options: Mr. Hallman 2,431, Mr. Collins 2,431, Mr. Cirenza 605, Mr. Kreft 6,050, Mr. Bachelder 6,050.

We currently grant stock options to our directors under our non-employee directors’ option plan (the “Directors’ Plan”), which provides for an automatic one-time grant of options to purchase 5,000 shares of common stock to each non-employee director newly elected or appointed to the Board of Directors. Under the Directors’ Plan, 60,000 shares of common stock have been authorized for issuance. Options are granted at not less than fair market value, become exercisable commencing six months from the date of grant and expire six years from the date of grant. In addition, all non-employee directors re-elected to the Company’s Board of Directors at any annual meeting of the stockholders will automatically be granted additional options to purchase 1,000 shares of common stock on each of such dates.  No grants were made pursuant to the Directors’ Plan in 2008.

The following table sets forth information with respect to outstanding unvested performance based awards under our 2006 Equity Incentive Plan that were made to our non-employee directors in June 2006 that are represented in the number of minimum, baseline and maximum number of shares that may be awarded at the end of the performance cycle in June 2009.

Grantee Directors	Minimum# of Shares (1)	Baseline# of Shares	Maximum # of Shares
Michael M. Cirenza	2,640	5,170	7,810
John J. Collins, Jr.	2,200	4,290	6,490
Eric O. Hallman	2,640	5,170	7,810
Stephen M. Bachelder	2,640	5,170	7,810
A. John Kreft	2,200	4,290	6,490

(1)	Based on our closing stock price on January 31, 2008, at the minimum level these awards have the following values, Messrs. Cirenza, Hallman and Bachelder: $26,030; Messrs. Collins and Kreft: $21,692.

CORPORATE GOVERNANCE

Director Independence

Our Board is composed of seven directors. As required under the Marketplace Rules of the NASDAQ Stock Market LLC (“NASDAQ”), a majority of the members of a NASDAQ listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Company. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ Marketplace Rules, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, our senior management and our independent registered public accounting firm, the Board affirmatively has determined that, other than Raymond J. Smith, Chairman and founder of the Company and Christopher J. Ryan, who is our CEO, President, General Counsel and Secretary, each of the members of our Board is an independent director for purposes of the NASDAQ Marketplace Rules. In making this determination, the Board found that none of these directors or nominees for director has a direct or indirect material or other disqualifying relationship with us, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board holds executive sessions of its independent directors when it deems necessary but at least once per year.

Board and Committee Meetings and Attendance

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each of these committees operates under a written charter adopted by the Board. Copies of these charters are available on our website at www.lakeland.com under the headings Financial Information – Corporate Governance. Board committee charters are also available in print to stockholders upon request, addressed to the Corporate Secretary, at 701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779.

The Board held seven meetings during the fiscal year ended January 31, 2008. Each director attended at least 75% of the aggregate of the meetings of the Board and of the committees, on which he served, held during the period for which he was a director or committee member, respectively. The following table sets forth the standing committees of the Board, the number of meetings held by each committee in 2006 and the membership of each committee during the year ended January 31, 2008.

Nominating
and
Name	Audit	Compensation	Governance

Michael Cirenza	Chairman	Member	Member
Alfred J. Kreft	Member	Member	Member
Stephen Bachelder	Member	Member	Chairman
Eric O. Hallman	Member	Chairman	Member
John J. Collins	Member	Member	Member
Number of Meetings held in 2008	6	3	2

Audit Committee

Our Audit Committee currently consists of Michael Cirenza (Chairman), A. John Kreft, Stephen Bachelder, Eric O. Hallman and John J. Collins. The Board annually reviews the  definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ Marketplace Rules). Our Board has determined that Mr. Cirenza is an “audit committee financial expert,” as such term is defined in applicable rules and regulations based on, among other things, his education and experience as a partner in the accounting firms of Grant Thornton and Anchin, Block and Anchin LP and as chief financial officer of Country Life LCC which was sold in 2006 and Resilien Inc. prior to that.

The formal report of our Audit Committee is included in this proxy statement. The Audit Committee’s responsibilities include, among other things:

•	the oversight of the quality of our financial statements and our compliance with legal and regulatory requirements;

•
the selection, evaluation and oversight of our independent registered public accountants, including conducting a review of their independence, determining fees for our independent registered public accountants, overseeing the independent registered public accountants’ audit work, and reviewing and pre-approving any non-audit services that may be performed by them;

•
the oversight of annual audit and quarterly reviews, including review of our consolidated financial statements, our critical accounting policies and the application of accounting principles and any material related-party transactions; and

•	the oversight of financial reporting process and internal controls, including a review of the adequacy of our accounting and internal controls and procedures.

Compensation Committee

Our Compensation Committee currently consists of Eric O. Hallman (Chairman), A. John Kreft, Michael Cirenza, Stephen Bachelder and John J. Collins, each of whom is an independent director (as independence is currently defined in rule 4200(a)(15) of the NASDAQ Marketplace Rules). This proxy statement includes the report of our Compensation Committee and management’s Compensation Discussion & Analysis, which focuses on executive compensation. Our Compensation Committee’s role includes setting and administering the policies governing the compensation of executive officers, including cash compensation and equity incentive programs, and reviewing and establishing the compensation of the Chief Executive Officer and other executive officers. Our Compensation Committee’s principal responsibilities, which have been authorized by the Board, are:

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approving the compensation for the chief executive officer and other executive officers (after considering the recommendation of our Chief Executive Officer with respect to the form and amount of compensation for executive officers other than the Chief Executive Officer);

•	approving the amount of and vesting of equity awards; and

•
advising the Board on our compensation and benefits matters, including making recommendations and decisions where authority has been granted regarding our restricted stock plan, bonuses and incentive compensation plans.

Our Compensation Committee does not delegate any of its responsibilities to other committees or persons. Participation by executive officers in the recommendation or determination of compensation for executive officers or directors is limited to (i) recommendations our Chief Executive Officer makes to our Compensation Committee regarding the compensation of executive officers other than himself and (ii) our Chief Executive Officer’s participation in Board determinations of non-employee directors.

Nominating and Governance Committee

Our Nominating and Governance Committee currently consists of Stephen Bachelder (Chairman), A. John Kreft, Michael Cirenza, Eric O. Hallman and John J. Collins, each of whom is an independent director (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules). The purpose of the Nominating and Governance Committee is to identify, screen and recommend to the Board qualified candidates to serve as directors, to develop and recommend to the Board a set of corporate governance principles applicable to us, and to oversee corporate governance and other organizational matters. The Nominating and Governance Committee’s responsibilities include, among other things:

•	reviewing qualified candidates to serve as directors;

•	aiding in attracting qualified candidates to serve on the Board;

•
considering, reviewing and investigating (including with respect to potential conflicts of interest of prospective candidates) and either accepting or rejecting candidates suggested by our stockholders, directors, officers, employees and others;

•	recommending to the full Board nominees for new and vacant positions on the Board and providing profiles of the qualifications of the candidates;

•	Monitoring our overall corporate governance and corporate compliance program;
•	reviewing and adopting policies governing the qualification and composition of the Board;

•	recommending remuneration for non-employee Board members;

•
reviewing and making recommendations to the Board regarding Board structure, including establishing criteria for committee membership, recommending processes for new Board member orientation, and reviewing and monitoring the performance of incumbent directors;

•	recommending to the Board action with respect to implementing resignation, retention and retirement policies of the Board;

•	reviewing the role and effectiveness of the Board, the respective Board committees and the directors in our corporate governance process; and

•
reviewing and making recommendations to the Board regarding the nature and duties of Board committees, including evaluating the committee charters, recommending appointments to committees, and recommending the appropriate chairperson for the Board.

Director Nomination Procedures

The Nominating and Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating and Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating and Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	the name of the stockholder and evidence of the person’s ownership of our stock, including the number of shares owned and the length of time of ownership;

•
the name of the candidate, the candidate’s written detailed resume and a listing of his or her qualifications to be a director of the company and the person’s consent to be named as a director if selected by the Nominating and Governance Committee; and nominated by the Board; and

•	the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779 and must be received by the Corporate Secretary before January 31st of the calendar year.

The Nominating and Governance Committee believes that the minimum qualifications for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of Lakeland and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating and Governance Committee examines a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, interpersonal skills and compatibility with the Board, and independence from management and the company. The Nominating and Governance Committee also seeks to have the Board represent a diversity of backgrounds and experience.

The Nominating and Governance Committee identifies potential nominees through independent research and through consultation with current directors and executive officers and other professional colleagues. The Nominating and Governance Committee looks for persons meeting the criteria above, and takes note of individuals who have had a change in circumstances that might make them available to serve on the Board — for example, retirement as a chief executive officer or chief financial officer of a company. The Nominating and Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Nominating and Governance Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Governance Committee determines that the candidate warrants further consideration by the committee, the Chairman or another member of the committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Governance Committee requests a resume and other information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering. The Nominating and Governance Committee may also conduct one or more interviews with the candidate, either in person, telephonically or both. In certain instances, Nominating and Governance Committee members may conduct a background check, may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating and Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary,” 701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779.

All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Director Attendance at Annual Stockholder Meetings

We expect that each of our directors attend our Annual Stockholder Meetings, as provided in our Corporate Governance Guidelines. All of our directors were in attendance at the June 20, 2007 Annual Meeting of Stockholders.

Corporate Governance Guidelines and Practices

We are committed to good corporate governance practices and as such we have adopted formal Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines may be found at our website at www.lakeland.com by following the headings “Financial Information/Corporate Governance.” Below are some highlights of our corporate governance guidelines and practices:

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Board Independence.  We believe that the Board should be comprised of a substantial majority of independent directors and that no more than two management executives may serve on the Board at the same time. Currently, the Board has seven directors, five of whom are independent directors under the NASDAQ Marketplace Rules and only two of whom are members of management.

•	Board Committees. All of our Board committees consist entirely of independent directors.

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Chairman, CEO and Lead Independent Director.  The offices of Chairman and Chief Executive Officer are held by two different people.  In our case the Chairman is not an independent director, thus the Board’s policy is to designate one of the independent directors to serve as the Lead Independent Director to preside at executive sessions of the independent directors.

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Executive Session of Independent Directors.  The Board’s current practice is to hold an executive session of its independent directors at least once a year. In FY 2008, the independent members of our Board met in executive session three times.

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Independent Advisors.  The Board and each committee has the power to hire independent legal, financial or other advisors at any time as they deem necessary and appropriate to fulfill their Board and committee responsibilities.

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Directors Are Subject to our Code of Conduct.  Board members must act at all times in accordance with the requirements of our Code of Conduct. This obligation includes adherence to our policies with respect to conflicts of interest, ethical conduct in business dealings and respect for and compliance with applicable law. Any requested waiver of the requirements of the Code of Conduct with respect to any individual director or executive officer must be reported to, and subject to, the approval of the Board, or the Audit Committee.

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Board Engagement.  The Board has regularly scheduled presentations from our finance, products, sales and marketing departments. The Board’s annual agenda also includes, among other items, the long-term strategic plan for us as well as management succession planning.

•	No Corporate Loans. Our stock plans and practices prohibit us from making corporate loans to employees for the exercise of stock options or for any other purpose.

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New Director Orientation.  New directors are provided with orientation information designed to familiarize new directors with our businesses, strategies and challenges, and to assist new directors in developing and maintaining the skills necessary or appropriate for the performance of their responsibilities.

Code of Conduct

The Board adopted our Code of Conduct on December 1, 2000 that applies to all officers, directors and employees. The Code of Conduct is available on our website at www.lakeland.com under the headings “Financial Information/Corporate Governance.” Amendments to, and waivers from, the Code of Conduct will be disclosed at the same website address provided above and in such filings as may be required pursuant to applicable law or listing standards. We intend to satisfy the disclosure requirement under Item 5.05(c) of Form 8-K regarding certain amendments to, or waivers from a provision of this code of ethics by posting such information on our website at www.lakeland.com under “Corporate Governance”.

Whistleblower Procedures

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. We have established a confidential email and hotline for employees to report violations of our Code of Conduct or other company policy and to report any ethical concerns.

Director and Executive Officer Stock Transactions

Under the regulations of the SEC, directors and executive officers are required to file notice with the SEC within two (2) business days of any purchase or sale of the Company’s stock. Information on filings made by any of our directors or executive officers can be found on the Company’s website at http://www.lakeland.com under “Investor Relations” then “Insiders.”

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
ELECTION OF THE BOARD’S THREE NOMINEES IDENTIFIED ABOVE
IN PROPOSAL NO. 1 ON THE WHITE PROXY CARD

PROPOSAL NO. 2

AMENDMENTS TO LAKELAND’S
RESTATED CERTIFICATE OF INCORPORATION TO
ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS
CONTAINED THEREIN APPLICABLE TO THE APPROVAL
 OF CERTAIN BUSINESS COMBINATIONS

The Board of Directors recommends that Lakeland’s Restated Certificate of Incorporation be amended to repeal the supermajority voting requirements contained in Article TWELFTH that are applicable to the approval of certain business combinations.  Article TWELFTH of Lakeland’s Restated Certificate of Incorporation currently requires a 66 2/3% supermajority vote of the outstanding shares of Lakeland’s common stock for the approval of certain business combinations with persons who beneficially own more than five percent (5%) of Lakeland’s common stock (each, a “Related Person”), unless the transaction is approved by the affirmative vote of 66 2/3% of the directors who were directors prior to the acquisition of the more than five percent (5%) beneficial ownership by such Related Persons.

Supermajority voting requirements, like those contained in Article TWELFTH of Lakeland’s Restated Certificate of Incorporation, applicable to the approval of certain business combinations, are a form of anti-takeover measure designed to help companies defend against and inhibit abusive conduct on the part of a potential acquirer and are intended to protect stockholders against practices that do not treat all stockholders fairly and equally, including, among other types of transactions, inadequate or coercive, two-tiered tender offers and self-dealing transactions.  In a coercive, two-tiered tender offer, a potential acquirer will offer one price for the shares needed to gain a “toehold” or control of a target company and then offer a lower price or other less favorable consideration for the remaining shares, thereby creating pressure for stockholders to tender their shares for the tender offer price, regardless of their value.

Accordingly, Lakeland’s supermajority voting requirements applicable to business combinations were designed to provide safeguards to:

(i)           ensure that a proposal from a Related Person expected to result in a business combination would have to be scrutinized and approved by the disinterested directors on the Lakeland Board;

(ii)           encourage a potential acquirer, considering an unsolicited bid to acquire Lakeland, to negotiate with the Lakeland Board in arm’s-length discussions;

(iii)           preserve the ability of the Lakeland Board to properly evaluate an acquisition offer and determine whether such an offer reflects the full value of Lakeland and is fair to, and in the best interests of, all stockholders;

(iv)           enhance negotiating leverage of the Lakeland Board to engage in discussions with a potential acquirer; and

(v)           protect Lakeland’s stockholders from the use of unfair, abusive and coercive takeover tactics.

Section 203 of the Delaware General Corporation Law ("DGCL") contains provisions that provide similar protection to those provided by Article TWELFTH of Lakeland’s Restated Certificate of Incorporation.  Section 203 of the DGCL was enacted in 1988.  Accordingly, when the supermajority voting requirement for the approval of certain business combinations that is now contained in Article TWELFTH of Lakeland’s Restated Certificate of Incorporation was adopted in 1986, Section 203 of the DGCL had not yet been enacted.

The Lakeland Board considered the protection afforded by Section 203 of the DGCL as compared to that provided by the supermajority voting requirements contained in Article TWELFTH of Lakeland’s Restated Certificate of Incorporation and concluded that the protection afforded by Section 203 is sufficient, and that a separate protective provision in Lakeland’s Restated Certificate of Incorporation is no longer necessary. The Lakeland Board still believes that the supermajority voting requirements contained in Lakeland’s Restated Certificate of Incorporation provide some protection against self-interested actions by one or a few large stockholders and encourage persons considering unsolicited acquisition bids for Lakeland to negotiate with the Lakeland Board to reach terms that are fair to, and in the best interest of, all stockholders.  However, the Lakeland Board believes that notwithstanding the safeguards provided by the supermajority voting requirements, they can be eliminated without posing unacceptable risks to Lakeland’s stockholders.

The Lakeland Board recognizes the growing public sentiment that suggests that supermajority voting requirements applicable to business combinations conflict with principles of good corporate governance and that their elimination would increase the Lakeland

Board’s accountability to its stockholders.  The Lakeland Board considered the views of some investors that supermajority voting requirements limit the ability of stockholders to participate effectively in corporate governance.  According to such views, the requirement of a supermajority vote can limit the ability of a majority of the stockholders at any particular time to effect change by, in effect, providing a veto to a large minority stockholder or group of stockholders.   Accordingly, that view holds that a lower threshold for stockholder votes can increase stockholders’ ability to participate effectively in corporate governance.

The Lakeland Board also considered the potential effect that supermajority voting requirements applicable to business combinations could have in hindering or discouraging potential acquirers that would otherwise consider acquiring Lakeland pursuant to a transaction that could potentially be in the best interests of, and at a price that is fair to and maximizes value for, our stockholders.  As the Lakeland Board is committed to acting, at all times, in the best interests of all of Lakeland’s stockholders, and to continuing to enhance, grow and maximize stockholder value, the Lakeland Board believes that continuing to include supermajority voting requirements in the Restated Certificate of Incorporation with respect to business combination transactions would be inconsistent with the Lakeland Board’s guiding principle of maximizing stockholder value.

Weighing the various considerations discussed above, the Lakeland Board, after consultation with its Nominating and Governance Committee, adopted resolutions approving and declaring advisable, and in the best interests of Lakeland’s stockholders, and has recommended for stockholder approval, the proposed amendments to Lakeland’s Restated Certificate of Incorporation to repeal Article TWELFTH of Lakeland’s Restated Certificate of Incorporation and to conform Article ELEVENTH thereof to reflect the repeal of Article TWELFTH and, accordingly, eliminate the supermajority voting requirement of Article ELEVENTH applicable to amendments to Article TWELFTH.

The Lakeland Board’s proposal, if adopted, would reduce the stockholder approval threshold for the approval of all business combinations, including business combinations with Related Persons, to a simple majority vote of Lakeland’s outstanding shares, subject to Section 203 of the DGCL.  Attached to this proxy statement as Annex A is a marked version of Articles ELEVENTH and TWELFTH of Lakeland’s Restated Certificate of Incorporation, which reflects the proposed changes, with deletions indicated by strikeouts, and additions indicated by underlining (the “Simple Majority Vote Amendments”).  The description of the Simple Majority Vote Amendments contained in this proxy statement is only a summary of the material terms and provisions of the Simple Majority Vote Amendments and, accordingly, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such amendments contained in Annex A.

The Repeal of the Supermajority Voting Requirements for the Approval of Certain Business Combinations

Article TWELFTH of Lakeland’s Certificate of Incorporation requires the affirmative vote of at least 66 2/3% of the outstanding shares of Lakeland common stock to approve certain business transactions involving Lakeland and a Related Person.  The Simple Majority Vote Amendments would repeal Article TWELFTH of Lakeland’s Restated Certificate of Incorporation in its entirety.  The restrictions contained in Article TWELFTH apply to the following transactions between a Related Person and Lakeland:

(1)           A merger or consolidation;

(2)           Any sale or exchange of all or a substantial part (more than ten percent (10%)) of the book value or fair market value) of the assets of Lakeland and its subsidiaries, taken as a whole; or

(3)           The issuance, sale, exchange, transfer, or other disposition by Lakeland of any of its securities.

The 66 2/3% voting requirement does not apply to transactions approved by a vote of 66 2/3% of the directors who were directors before the Related Person became a Related Person.  Nor does it apply to any transaction solely between Lakeland and another corporation fifty (50%) percent or more of the voting stock of which is owned by Lakeland.

Article ELEVENTH of Lakeland’s Restated Certificate of Incorporation currently requires the affirmative vote of at least 66 2/3% of the outstanding shares of Lakeland common stock in order to amend or repeal Article TWELFTH of Lakeland’s Restated Certificate of Incorporation.  In light of the proposal to repeal Article TWELFTH of Lakeland’s Restated Certificate of Incorporation, the Simple Majority Vote Amendments would also conform Article ELEVENTH to reflect the repeal of Article TWELFTH and, accordingly, eliminate the supermajority voting requirement of Article ELEVENTH applicable to amendments to Article TWELFTH.

Effect of the Simple Majority Vote Amendments

The repeal of Article TWELFTH will have two principal effects on stockholder voting: First, those transactions covered by Article TWELFTH that would otherwise require a stockholder vote under the DGCL would now generally only require the vote of the holders of a majority of Lakeland’s outstanding common stock, rather than an a 66 2/3% percent supermajority vote.  Second, the Lakeland Board of Directors will be able to effect, without obtaining stockholder approval, those transactions covered by Article TWELFTH that do not otherwise require stockholder approval under the DGCL.

Continued Applicability of Section 203 of the DGCL

Lakeland will continue to be subject to the protections of Section 203 of the DGCL without regard to whether the proposed amendments are approved.  Section 203 provides, in general, that a transaction constituting a "business combination" within the meaning of Section 203 involving a person owning 15 percent or more of Lakeland’s common stock (referred to as an "interested stockholder"), cannot be completed for a period of three years after the date the person became an interested stockholder unless the following occurs:

(1) the Lakeland Board approved either the business combination or the transaction that resulted in the person becoming an interested stockholder prior to such business combination or transaction,

(2) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85 percent of our outstanding voting stock (excluding shares owned by persons who are directors and also officers of Lakeland and shares owned by certain Lakeland employee benefit plans), or

(3) the business combination was approved by the Lakeland Board and by the affirmative vote of at least 66 2/3% of Lakeland’s outstanding common stock not owned by the interested stockholder.

Vote Required for Approval

The affirmative vote of at least 66 2/3% of the outstanding shares of Lakeland’s common stock entitled to vote at the Annual Meeting will be required for approval of the Simple Majority Vote Amendments. While abstentions are counted as present at the Annual Meeting for purposes of this proposal, an abstention on the proposal is not an affirmative vote and, accordingly, abstentions will have the same effect as votes against the proposal. This proposal will qualify for  the broker “routine vote” under NASDAQ Marketplace Rules.  This permits brokers to vote FOR the proposal on behalf of any of their customers who do not return instructions.  Broker non-votes will have no effect on the approval of this proposal.  Proxies that are granted without providing voting instructions will be voted FOR the approval of this proposal.

Effective Time of the Simple Majority Vote Amendments

If the Simple Majority Vote Amendments are approved by our stockholders, the Board of Directors will restate Lakeland’s Restated Certificate of Incorporation to reflect the Simple Majority Vote Amendments.  The resulting Amended and Restated Certificate of Incorporation (reflecting the Simple Majority Vote Amendments) will become effective upon being executed, acknowledged, filed and recorded with the Secretary of State of the State of Delaware in accordance with the DGCL, which Lakeland intends to undertake promptly following stockholder approval of the Simple Majority Vote Amendments.

RECOMMENDATION

THE BOARD OF DIRECTORS  RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE SIMPLE MAJORITY VOTE AMENDMENTS TO REPEAL THE SUPERMAJORITY VOTING REQUIREMENTS CONTAINED IN THE LAKELAND RESTATED CERTIFICATE OF INCORPORATION APPLICABLE TO THE APPROVAL OF CERTAIN BUSINESS COMBINATIONS.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF HOLTZ RUBENSTEIN REMINICK LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected Holtz Rubenstein Reminick LLP, or (“HRR”), as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending January 31, 2009, and has directed that management submit the selection of HRR as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. HRR has audited our consolidated financial statements since the fiscal year ended January 31, 2005. A representative of HRR is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

Stockholder ratification of the selection of HRR as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of HRR to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify the selection of HRR. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” RATIFICATION OF THE SELECTION OF
HOLTZ RUBENSTEIN REMINICK LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Holtz Rubenstein Reminick LLP

For the fiscal years ended January 31, 2008 and January 31, 2007, the total fees we incurred for services by our independent registered public accounting firm, Holtz Rubenstein Reminick LLP, were as follows:

	2007		2008
	$261,720		$292,000
Tax Preparation Fees(2)	30,000		35,000
All Other Fees	43,050	(b)	55,735	(b)
Total	$334,770		$382,735

(1)
Fees for professional services rendered in connection with the audit of our annual financial statements in our Forms 10-K, including income tax provision procedures, the reviews of the financial statements included in our Forms 10-Q, services related to acquisitions, overseas statutory audits, consents to Securities and Exchange Commission (the “SEC”) filings, assistance with review of documents filed with the SEC, and attestation-related services in connection with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Fees for professional services rendered in connection with tax services including tax compliance, tax advice and tax planning, as follows:

a.     Tax Compliance/Preparation Fees:  $30,000 and $35,000 for 2007 and 2008, respectively, representing fees in connection with tax compliance preparation services including assistance in the preparation of our U.S. federal, state and local tax returns as well as international subsidiaries returns, tax audits and appeals, and tax services for employee benefit plans; and

b.     Tax Consulting Fees:  $34,550 and $34,585 (b) (included in “All Other Fees”, above) for 2007 and 2008, respectively, representing fees in connection with tax consulting services including tax advice related to an IRS audit, mergers and acquisitions and restructuring of foreign operations.

The Audit Committee determined that the rendering of non-audit services by HRR was compatible with maintaining HRR’s independence.

Financial Information Systems Design and Implementation Fees

During the years ended January 31, 2008 and 2007, Holtz Rubenstein Reminick LLP rendered no professional services to us in connection with the design and implementation of financial information systems.

Audit Committee Pre-Approval Policy

In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any non-audit services to be performed by our independent registered public accounting firm to ensure that the work does not compromise their independence in performing their audit services.  The Audit Committee generally also reviews and pre-approves all audit, audit related, tax and all other fees, as applicable.  In some cases, pre-approval is provided by the full committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget and SEC rules. In other cases, the chairman of the Audit Committee has the delegated authority from the committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee at its next meeting.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors of Lakeland Industries, Inc., describing the Audit Committee’s responsibilities and practices, specifically with respect to matters involving Lakeland’s accounting, auditing, financial reporting and internal control functions. Among other things, the Audit Committee reviews and discusses with management and with Lakeland’s independent registered public accounting firm the results of Lakeland’s year-end audit, including the audit report and audited financial statements. We, the members of the Audit Committee of the Board, are presenting this report for the fiscal year ended January 31, 2008.

The Audit Committee acts pursuant to a written charter that was originally adopted by the Board in 2001. The Nominating and Governance Committee and the Board consider membership of the Audit Committee annually. The Audit Committee reviews and assesses the adequacy of its charter annually. The Audit Committee held five meetings during the fiscal year ended January 31, 2008.

All members of the Audit Committee are independent directors, qualified to serve on the Audit Committee pursuant to NASDAQ Marketplace Rules. In accordance with its charter, the Audit Committee oversees accounting, financial reporting, internal control over financial reporting, financial practices and audit activities of Lakeland and its subsidiaries. Except for Mr. Cirenza, the other Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. The Audit Committee provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee relies, without independent verification, on the information provided by Lakeland and on the representations made by management that the financial statements have been prepared with integrity and objectivity, on the representations of management, and the opinion of the independent registered public accounting firm that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States, or GAAP.

In connection with its review of Lakeland’s audited financial statements for the fiscal year ended January 31, 2008, the Audit Committee reviewed and discussed the audited financial statements with management and discussed with Holtz Rubenstein Reminick LLP (“HRR”), Lakeland’s independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). The Audit Committee received the written disclosures and the letter from HRR required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with HRR its independence from Lakeland. The Audit Committee has also considered whether the provision of certain permitted non-audit services by HRR is compatible with their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Lakeland’s Annual Report on Form 10-K for its fiscal year ended January 31, 2008, for filing with the SEC.

During Fiscal 2008, the Audit Committee met with management and Lakeland’s independent registered public accountants and received the results of the audit examination, evaluations of Lakeland’s internal controls and the overall quality of Lakeland’s financial organization and financial reporting. The Audit Committee also meets at least once each quarter with Lakeland’s independent registered public accountants and management to review Lakeland’s interim financial results before the publication of Lakeland’s quarterly earnings press releases. The Audit Committee believes that a candid, substantive and focused dialogue with the independent registered public accountants is fundamental to the committee’s responsibilities. To support this belief, the Audit Committee meets separately with the independent registered public accountants without the members of management present on at least an annual basis.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Lakeland regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by Lakeland employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. We have established a confidential email and hotline for employees to report violations of Lakeland’s Code of Conduct or other company policies and to report any ethical concerns.

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Lakeland specifically incorporates it by reference into such filing.

Audit Committee:

Michael Cirenza (Chairman)
A. John Kreft
John J. Collins
Stephen Bachelder
Eric O. Hallman

EXECUTIVE OFFICERS

Our Executive Officers are appointed by our Board and serve at their discretion. Set forth below is information regarding our current Executive Officers:

Name	Position	Age
Christopher J. Ryan	Chief Executive Officer, President, General Counsel and Secretary	56
Gregory Willis	Executive Vice President	51
Gary Pokrassa	Chief Financial Officer	60
Harvey Pride, Jr.	Senior Vice President, Manufacturing	61
Paul Smith	Vice President, Sales	41
Gregory Pontes	Vice President, Manufacturing	41

Biographical information regarding our Executive Officers can be found in our Annual Report on Form 10-K for the fiscal year ended January 31, 2008.

EXECUTIVE COMPENSATION

We currently qualify as a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act of 1933, as amended, and Item 10 of Regulation S-K.  Accordingly, and in accordance with relevant Securities and Exchange Commission rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply, in some cases, with the requirements applicable to larger companies and, in other cases, with the disclosure requirements applicable to smaller reporting companies.  The following Executive Compensation Overview is not comparable to the “Compensation Discussion and Analysis” that is required of SEC reporting companies that are not smaller reporting companies.

Executive Compensation Overview

Compensation Committee. The Compensation Committee of the board of directors (the “Committee”) assists the board of directors of the Company in discharging its responsibilities relating to compensation of the Company’s executive officers and supervision of the Company’s Restricted Stock and 401-K Plans. The Committee reports to the board of directors and is responsible for:

•	developing guidelines for, and reviewing the compensation and performance of, the Company’s executive officers;

•	evaluating the executive officers’ performance in light of these goals and objectives; and

•	making recommendations to the board of directors regarding the management contracts of executive officers when they are proposed or renewed.

The Committee also is responsible for approving the compensation of the Chief Executive Officer.

Compensation Philosophy and Objectives. The Company seeks to pay its executive officers total compensation that is competitive with other companies of comparable size and complexity. Generally, the types of compensation and benefits provided to the Chief Executive Officer and other executive officers are comparable to those provided to other executive officers of small cap, publicly traded and similarly sized companies in the industry in which the Company operates.

The compensation policies of the Company are designed to:

•	attract, motivate and retain experienced and qualified executives,

•	increase the overall performance of the Company,

•	increase stockholder value, and

•	Incentivize the executive officers to achieve the highest level of Company financial performance.

While the Company seeks to maintain competitive compensation arrangements for its executives, it also strongly believes that the competitiveness of the compensation packages should be based on the total compensation achievable by the executive officers and that a large portion of that compensation should be linked to the performance of the Company. Accordingly, the executive compensation packages provided to the Chief Executive Officer and the other executive officers are structured to include, among other things and in addition to base salary and benefits, equity incentives. A reasonable portion of the compensation packages for executive officers is in the form of Restricted Stock grants, which are intended to provide incentives to executive officers to achieve long-term growth in the price of the Company’s common stock and additionally annual cash bonus opportunities, which are intended to reward executive officers for meeting annual financial performance goals. Overall compensation levels are set such that, for executive officers to achieve a competitive compensation level, there must be both growth in the market price of the Company’s common stock and growth in the Company’s earnings and revenues at rates that equal or exceed the recent growth rate of the Company’s earnings and revenues.  The determination that such goals have been met and merit pay-outs pursuant to the incentive-portion of the overall compensation rests with the Committee.

The Committee believes that executive officer compensation should seek to align the interests of executives with those of the Company’s stockholders, by seeking to reward long-term growth (not short term) in the value of the Company’s common stock and to reward the achievement of annual financial goals by the Company. The incentive components of compensation, Restricted Stock grants and annual cash bonuses, for executive officers are linked to corporate financial performance as well as individual goals. This is intended to keep the executive team focused on the core goal of overall long term corporate performance.

When setting or recommending compensation levels, the Committee considers the overall performance of the Company, the individual performance of each of the executive officers, and their individual contributions to and ability to influence the Company’s performance, and also seeks to encourage teamwork amongst the executives. The Committee believes that the level of total compensation, including base salary, bonus, restricted stock grants and benefits, of executives should generally be maintained to compete with other public and private companies of comparable size and complexity. The Committee bases its determinations on a variety of factors, including the personal knowledge of market conditions that each member of the Committee has gained in his own experience managing businesses, salary surveys available to the Company, the knowledge of the Chief Executive Officer and other executives as to local market conditions, and information learned regarding the compensation levels at other small cap companies in the industrial apparel industry and other similarly sized businesses. The Committee periodically evaluates the types and levels of compensation paid by the Company to ensure that it is able to attract and retain qualified executive officers and that their compensation remains comparable to compensation paid to similarly situated executives in comparable companies.

The following describes in more specific terms the elements of compensation that implement the compensation philosophy and objectives described above, with specific reference to compensation earned by the named executive officers for the fiscal year ended January 31, 2008.

Base Salaries. The base salary of each of our named executive officers is fixed pursuant to the terms of their respective employment agreements with us at the time a person initially becomes an executive officer by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace at that time for executive talent, including a comparison to base salaries for comparable positions (considered in the context of the total compensation paid by such companies). Salaries are reviewed from time to time thereafter, generally in connection with the expiration of employment agreements or when other considerations warrant such consideration in the discretion of the Committee and board of directors, considering the foregoing factors as well as the executive’s performance and the other factors considered in setting total compensation described above.

When salary adjustments are considered, they are made in the context of the total compensation for executive officers, consistent with the core principles discussed earlier in this Compensation Discussion and Analysis. In each case, the participants involved in recommending and approving salary adjustments consider the performance of each executive officer, including consideration of new responsibilities and the previous year’s corporate performance. Individual performance evaluations take into account such factors as achievement of specific goals that are driven by the Company’s strategic plan and attainment of specific individual objectives. The factors impacting base salary levels are not assigned specific weights but are considered as a totality, against the backdrop of the Company’s overall compensation philosophy, and salary adjustments are determined in the discretion of the Committee and the board of directors. All base salaries paid in FY08 were set in prior years; no base salary adjustments were made in FY07, for those executive officers under contract.

Bonuses. The Company has historically paid annual bonuses to its executive officers based on corporate performance, as measured by reference to factors which the Committee believes reflect objective performance criteria over which management generally has the ability to exert some degree of control. For each of our named executive officers, all cash bonuses are at the discretion of the Committee.

Restricted Stock Grants. A third component of executive officers’ compensation is grants of Restricted Shares of common stock issued pursuant to the 2006 Equity Incentive Plan. The Committee or the full Board of Directors grants Restricted Stock to the Company’s executives in order to align their interests with the interests of the stockholders.  In the fiscal year ended January 31, 2008, no option grants to the Company’s directors and executive officers were made.  Stock grants are considered by the Company to be an effective long-term incentive because the executives’ gains are linked to increases in stock value, which in turn provides stockholder gains. Restricted Stock is granted to executive officers in accordance with the terms of the 2006 Equity Incentive Plan approved by the Company’s shareholders in FY06. The full benefit of the Restricted Stock grants is realized only as a result of appreciation of the stock price in future periods, thus providing an incentive to create value for the Company’s stockholders through appreciation of stock price. The Restricted Stock granted to executive officers “cliff” vest at the end of three years, which the Company believes makes the grants a more effective retention incentive.

Restricted Stock grants made to the executive officers in the fiscal year ended January 31, 2007 reflected the significant individual contributions the Committee expects they will make to the Company’s operations and implementation of the Company’s development and growth programs, and the amounts of such grants were determined based on the same considerations discussed above in the context of setting salaries and annual bonuses. The number of shares of Restricted Stock granted is not tied to a formula or comparable company target ranges, but rather determined at the end of the three-year performance period in the discretion of the Committee and the Board of Directors consistent with the compensation philosophy described above.  At the end of the three-year performance period, the determined number of shares (baseline, minimum, maximum or zero), will then vest.

Setting Executive Compensation. Base salaries and other compensation for the Chief Executive Officer and other executive officers are set by the Committee and reflect a number of elements including recommendations by Mr. Ryan as to the other executive officers based on evaluation of their performance and the other factors described above. The Committee works closely with Mr. Ryan in establishing compensation levels for the other executive officers. Mr. Ryan and the individual executive typically engage in discussions regarding the executive’s salary, and Mr. Ryan reports on such discussions and makes his own recommendations to the Committee. The Committee will separately discuss with Mr. Ryan any proposed adjustment to his own compensation. The Committee reports to the board of directors on all proposed changes in executive compensation, after it has formed a view on appropriate adjustments, and makes recommendations for consideration of the board for the Chief Executive Officer and the other executive officers. The Committee considers such recommendations and, thereafter, sets the compensation level for Mr. Ryan, and for the other executive officers. Salary levels and other aspects of compensation for executive officers historically have been set forth in employment agreements having terms of two years.

The Committee is charged with the responsibility for approving the compensation package for the Chief Executive Officer. The Chief Executive Officer is not present during voting or deliberation on his performance or compensation.

In recognition of the Company and its acquisition of Mifflin, its entrance into more complex international production and into new product markets, a comprehensive review of the executive compensation program for the Chief Executive Officer and other executive officers was undertaken beginning in August of 2005. The Committee retained the services of Shareholder Value Adviser, Inc. to review the principal elements of the compensation packages. The review was intended to recognize what other public companies of Lakeland’s size and scope paid comparable executive, the added complexity of managing the Company resulting from its international growth, and to suggest by comparison appropriate incentives to achieve the increased business goals set by the Company for its new markets. The Committee also considered the additional expense associated with restricted stock grants. At present, no services are rendered to the Company by Shareholder Value Adviser, Inc.

The board of directors or the Committee can exercise the right to modify any recommended adjustments or awards to the executive officers.

Retirement Benefits. The Company does not provide any retirement benefits to its executive officers, other than matching a portion of employee contributions to a 401-K plan. This benefit is generally available to all employees of the Company.

Employment Agreements. The Company currently enters into employment agreements with its executive officers because it generally believes that, in respect of key executive officers, there is a significant value in its competitive markets to setting out compensation and benefit expectations in a writing, maintaining appropriate non-competition, non-solicitation of employees and confidentiality agreements with key executives, and agreeing in advance on post-termination payments and other obligations. These employment agreements are described in more detail under the caption “Employment Agreements.”

Taxation and Accounting Matters.

The Committee considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. Generally, the Company expects that compensation paid to its executive officers will be fully deductible for federal income tax purposes. However, in certain situations, the Company may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

SUMMARY COMPENSATION TABLE

The table below sets forth all salary, bonus and other compensation paid to our chief executive officer, chief financial officer and each of our three highest paid executive officers other than the chief executive officer and chief financial officer (our “Named Executive Officers”) for the fiscal years ended January 31, 2008 and 2007:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non- Equity Incentive Plan Compens ation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total Compensation ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Christopher J. Ryan CEO	2008 2007	400,000 400,000	-- (2) -- (2)	38,792 20,561	-- --	-- --	-- --	33,335(3) 31,600	472,127 452,161

Gary Pokrassa CFO	2008 2007	208,015 195,733	-- --	23,613 10,757	-- --	-- --	-- --	16,447(4) 15,089	248,075 221,579

Gregory D. Willis Executive VP	2008 2007	200,000 135,000	-- 15,000	25,005 9,590	-- --	-- --	-- --	236,963(5) 269,417	461,968 438,343

Raymond J. Smith Chairman	2008 2007	250,000 250,000	-- --	-- --	-- --	-- --	-- --	31,522(6) 33,461	281,522 283,461

Paul C. Smith Vice President	2008 2007	130,000 130,000	-- 14,000	10,918 6,556	-- --	-- --	-- --	126,772(7) 106,612	267,290 257,168

(1) The amounts shown in this column represent the dollar amounts recognized as an expense by us for financial statement reporting purposes in the fiscal years ended January 31, 2008 and 2007 as expense as determined pursuant to SFAS 123(R).  See Note 1 to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended January 31, 2008 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to SFAS 123(R).
(2) Mr. Ryan voluntarily declined any bonus for FY07 and FY08.
(3) Includes $26,585 in life and disability insurance premiums paid by us and a $6,750 matching 401(k) contribution.
(4) Includes $1,237 in life insurance and disability insurance premiums paid by us, $9,000 in automobile allowance and a $6,510 matching 401(k) contribution.
(5) Includes $248,180 in sales commissions, $9,000 in automobile allowance and a $6,750 matching 401(k) contribution.
(6) Includes $14,752 in life and disability insurance premiums paid by us, $10,020 in automobile allowance and a $6,750 matching 401(k) contribution.
(7) Includes $119,989 in sales commissions and a $6,783 matching 401(k) contribution.

GRANTS OF PLAN – BASED AWARDS

The following table set forth information for the fiscal year ended January 31, 2008 regarding all grants of plan-based awards made to our Named Executive Officers under our incentive plans.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards Number of Shares of Stock or Units (#)	All other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maxi- mum	Threshold	Target	Maxi- mum
		($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Christopher J. Ryan CEO	--

Gary Pokrassa CFO	July 2007							1,497(2)			5,825

Gregory D. Willis Exec. VP	July 2007							2,352(2)			9,154

Raymond J. Smith Chairman	--

Paul C. Smith, Vice President	--

(1)
No performance based awards were granted in FY08.  In FY07 we granted performance based awards the amount of which will be determined in June 2009.  These awards are set forth, at the threshold amount, in the outstanding equity awards table, below.

(2)           Shares granted pursuant to Company’s Bonus in Stock Plan under the 2006 Equity Incentive Plan.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND PLAN-BASED AWARDS TABLE

Employment Agreements

Raymond J. Smith, a co-founder of the Company, has served as the Chairman of the Board since 1982.  Mr. Smith retired as President and CEO in November 2003, but continues to serve as the Chairman of the Board pursuant to a contract dated April 16, 2007, the term of which commenced on May 1, 2007 and expires on April 30, 2009.

Mr. Smith receives an annual base salary at the rate of $250,000 and participates in benefit plans available to all other senior executives.  Mr. Smith receives, to the extent eligible, health coverage, disability and life insurance, 401(k) plan contributions and travel expenses to board meetings as well as an auto allowance of $835 monthly.  The disability and life insurance ($14,752), 401(k) plan matching contributions ($6,750), and car allowance totaled $31,522 for the fiscal year ended January 31, 2008.

If Mr. Smith's employment were terminated "for cause," he would be paid within 30 days that portion of his base salary and benefits accrued but unpaid as of the date of such termination.  "Cause" is defined as (i) the failure to substantially perform his duties, (ii) an act of fraud, theft, misappropriation, dishonesty or embezzlement, (iii) conviction for a felony or pleading nolo contendere to a felony, (iv) failure to follow a lawful directive of the Board of Directors, or (v) material breach of his employment agreement.

Mr. Smith has the right to terminate his agreement at any time on 45 days written notice.  The Company has the right to terminate Mr. Smith’s employment at any time for any reason other than cause, death or disability, in which event, it can, in exchange for a general release, pay to Mr. Smith six months’ Base Salary.

Upon death, Mr. Smith’s estate is entitled to receive his base salary through the last day of the month in which his death occurs and all benefits generally paid by the Company on an employees death.  In the event of disability for more than 90 consecutive days (or for periods aggregating 120 days within a 180 day period), Mr. Smith's agreement will terminate.

Pursuant to the agreement, Mr. Smith has agreed that during the term of his employment and for a period of one year thereafter, he shall not directly or indirectly, whether as agent, employee, stockholder, director or investor or otherwise, engage in any activities in competition with the Company, solicit any employee of the Company for employment or solicit any of the Company's customers for business.  Mr. Smith has also agreed not to disclose at any time any confidential information relating to the Company's business.

Christopher J. Ryan serves as Chief Executive Officer, President, General Counsel, and Secretary of the Company.  He also serves as President and Chief Operating Officer of the Company’s three Chinese subsidiaries, and the President of its Indian and one Mexican subsidiary.  Pursuant to Mr. Ryan’s contract with the Company, which commenced on April 22, 2006 and will expire on April 30, 2008, he was paid an annual base salary at the rate of $400,000 in FY08.  He has received no stock option grants since FY01,  but is eligible for incentive bonuses and participates in benefit plans and other benefits available to all other senior executives.  These benefits include health coverage, disability and life insurance, 401-K plan contribution, a mobile phone and a non-luxury company car.  The premium payments for disability and life coverage ($26,585) and matching 401-K plan contribution ($6,750) totaled $33,335 in FY08. Mr. Ryan voluntarily declined any bonuses for FY07 and FY08. Mr. Ryan also participates in the Company’s 2006 Equity Incentive Plan. All Restricted Stock under this plan is awarded on a Threshold, Target, or Maximum basis, at the discretion of the independent Compensation Committee, and has been held at Threshold for the last 2 fiscal years.

Mr. Ryan may terminate his employment agreement for “good reason”, including the Company’s failure after 30 days written notice to perform or observe any of the material terms or provisions of the employment agreement or a material reduction in the scope of Mr. Ryan’s responsibilities and duties.  The Company may terminate the agreement if Mr. Ryan becomes disabled for more than 90 consecutive days or for periods aggregating 120 days in any 180 period or on the date of his death. In addition, the Company may terminate the agreement for “cause”, which includes his failure to substantially perform his duties (except due to his incapacity), his commission of an act of fraud, theft, or dishonesty, conviction of a felony, failure to follow a lawful directive of the Board or a material breach of his employment agreement. If the Company terminates the agreement for cause or upon Mr. Ryan’s death or disability, or if Mr. Ryan terminates it other than for “good reason”, the Company must pay Mr. Ryan his full base salary through the date of termination, and all other paid amounts, if any, to which he is entitled as of the date of termination in connection with any benefits or under any incentive compensation plan or programs. If Mr. Ryan is terminated without cause or Mr. Ryan terminates for “good reason”, the Company is obligated to pay him, within 30 days, (a) his annual base salary and target bonus as of the date of termination and (b) his base salary and current target bonus as though he had remained in the Company’s employ until the contract expiration date or, if longer, for a period of one year after the termination date.  The Company may elect to make the balance of such payments then remaining in a lump sum discounted to present value. In addition Mr. Ryan would be entitled to a continuation of his medical and health benefits for a period of two years beginning on the date of termination.

Pursuant to the agreement, Mr. Ryan has agreed that during the term of his employment and for a period of two years thereafter (unless his employment is terminated by the Company without “cause” or by Mr. Ryan for “good reason”), he will not compete with the Company or solicit its employees.  The ownership by Mr. Ryan of less than 5% of any competitive business will not be viewed as a violation of his non-competition agreement.

Gregory Willis serves our Executive Vice President.  Pursuant to Mr. Willis' employment contract with the Company, the term of which commenced on May 1, 2007 and which expires on April 30, 2009, Mr. Willis was paid a base salary of $200,000 for FY08.  He received no grants of stock options in FY08.  Pursuant to his employment agreement, Mr. Willis is entitled to commissions in the form of sales overrides on various products that he directly oversees and in FY08, Mr. Willis received $248,180  in such overrides and was awarded by the Compensation Committee a discretionary bonus of 2,352 shares of Restricted Stock.  Mr. Willis participates in benefit plans and other benefits available to all other senior executives and received health coverage, life insurance, 401(k) contributions and a car allowance of $750 per month.  The life coverage, 401(k) plan contributions ($6,750) and car allowance ($9,000) totaled $15,750 in FY08.  Mr. Willis also participates in the 2006 Equity Incentive Plan.  All Restricted Stock under this plan is awarded on a minimum, baseline, or maximum basis, at the total discretion of the Compensation Committee.

If Mr. Willis' employment were terminated "for cause," he would be paid within 30 days that portion of his base salary and all  benefits under his contract that were due as of the date of his termination.  "Cause" is defined as (i) the failure to substantially perform his duties, (ii) an act of fraud, theft, misappropriation, dishonesty or embezzlement, (iii) conviction for a felony or pleading nolo contendere to a felony, (iv) failure to follow a lawful directive of the Board of Directors, or (v) material breach of his employment agreement.

Mr. Willis has the right to terminate his employment at any time on 45 days written notice.  The Company also has the right to terminate Mr. Willis’ employment at any time for any other reason in which event it can, in exchange for a general release, pay to Mr. Willis six month’s Base Salary, and the bonus and commissions to which he would have been entitled for that six month period.

Upon death, Mr. Willis’s estate is entitled to receive his base salary and all benefits through the last day of the month in which his death occurred, as well as a pro rata portion of his annual bonus for the year in which his death occurred.  In the event of disability for more than 90 consecutive days (or for periods aggregating 120 days within a 180 day period), Mr. Willis' agreement will terminate.

Pursuant to the agreement, Mr. Willis has agreed that during the term of his employment and for a period of one year thereafter, he will not directly or indirectly, whether as agent, employee, stockholder, director or investor or otherwise, engage in any activities in competition with the Company, solicit any employee of the Company for employment or solicit any of the Company's customers for business.  Mr. Willis has also agreed not to disclose at any time any confidential information relating to the Company's business.

Paul C. Smith, the son of Raymond J. Smith, the Chairman of the Company, serves as a Vice President of the Company.  Pursuant to a contract dated April 4, 2007 Mr. Smith’s employment is for a two year period which commenced May 1, 2007 and expires on April 30, 2009.

Mr. Smith receives an annual base salary at the rate of $130,000 and participates in benefit plans and other benefits available to all other senior executives.  Mr. Smith received no grants or stock options in FY08.  Mr. Smith receives, to the extent eligible, health coverage, disability and life insurance, 401(k) plan contributions, and a non-luxury car. Mr. Smith is entitled to receive sales overrides on various products and earned $119,989 in sales commissions in FY08.  In addition, the Company made a matching 401(k) contribution in the amount of $6,750.

If Mr. Smith's employment were terminated "for cause," he would be paid within 30 days that portion of his base salary and benefits under his contract that were due as of the date of his termination.  "Cause" is defined as (i) the failure to substantially perform his duties, (ii) an act of fraud, theft, misappropriation, dishonesty or embezzlement, (iii) conviction for a felony or pleading nolo contendere to a felony, (iv) failure to follow a lawful directive of the Board of Directors, or (v) material breach of his employment agreement.

Mr. Smith has the right to terminate his agreement at any time on 45 days written notice.  The Company also has the right to terminate Mr. Smith’s employment at any time for any other reason, in which event, it can, in exchange for a general release, pay to Mr. Smith six months’ Base Salary, and the bonus and commission to which he would have been entitled for that six-month period.

Upon death, Mr. Smith’s estate is entitled to receive his base salary and all benefits through the last day of the month in which his death occurred.  In the event of disability for more than 90 consecutive days (or for periods aggregating 120 days within a 180 day period), Mr. Smith's agreement will terminate.

Pursuant to the agreement, Mr. Smith has agreed that during the term of his employment and for a period of one year thereafter, he shall not directly or indirectly, whether as agent, employee, stockholder, director or investor or otherwise, engage in any activities in competition with the Company, solicit any employee of the Company for employment or solicit any of the Company's customers for business.  Mr. Smith has also agreed not to disclose at any time any confidential information relating to the Company's business.

Gary Pokrassa serves as the Chief Financial Officer of the Company. Pursuant to his contract with the Company which commenced on February 1, 2008 and will expire on January 31, 2010, he is paid an annual base salary at the annual rate of $225,000. He received no stock option grants during FY07, FY07 and FY08. Mr. Pokrassa received health coverage, disability and life insurance, 401(k) plan contributions, and a $750 per month car allowance. The disability and life coverage’s, 401-K plan contributions ($6,089) and car allowance ($9,000) were totaled $16,747 in FY08.  His annual bonus is at the discretion of the Compensation Committee.  Mr. Pokrassa received 1,497 shares of Restricted Stock as bonus shares in FY08. Mr. Pokrassa also participates in the 2006 Equity Incentive Plan. All performance based Restricted Stock under this plan is awarded on a minimum, baseline, or maximum basis, at the total discretion of the Compensation Committee.

If Mr. Pokrassa’s employment were terminated "for cause," he would be paid within 30 days that portion of his base salary and benefits under his contract that were due as of the date of his termination.  "Cause" is defined as (i) the failure to substantially perform his duties, (ii) an act of fraud, theft, misappropriation, dishonesty or embezzlement, (iii) conviction for a felony or pleading nolo contendere to a felony, (iv) failure to follow a lawful directive of the Board of Directors, or (v) material breach of his employment agreement.

Mr. Pokrassa has the right to terminate his agreement at any time on 60 days written notice.  The Company also has the right to terminate Mr. Pokrassa’s employment at any time for any other reason, in which event, it can, in exchange for a general release, pay to Mr. Pokrassa six months’ Base Salary, and the bonus and commission to which he would have been entitled for that six-month period.

Upon death, Mr. Pokrassa’s estate is entitled to receive his base salary and all  benefits through the last day of the month in which his death occurred.  In the event of disability for more than 90 consecutive days (or for periods aggregating 120 days within a 180 day period), Mr. Pokrassa's agreement will terminate.

Pursuant to his employment agreement, Mr. Pokrassa has agreed that during the term of his employment and for a period of one year thereafter, he will not compete with the Company or solicit its employees.

OUTSTANDING EQUITY AWARDS AT JANUARY 31, 2008

The following table sets forth information with respect to outstanding equity-based awards at January 31, 2008 for our named executive officers.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Un- exercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercised (c)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (#) (g)	Market Value of Shares or Units of Stock that have not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(1) (i)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights that have not Vested ($)(1) (j)

Christopher J. Ryan CEO	--	--	--	--	--	--	--	6,050	59,653

Gary Pokrassa CFO	--	--	--	--	--	--	--	3,520	34,707

Gregory D. Willis Executive VP	--	--	--	--	--	--	--	3,630	35,792

Raymond J. Smith Chairman	--	--	--	--	--	--	--	--	--

Paul C. Smith VP	--	--	--	--	--	--	--	2,310	22,777

  (1) Number of shares and grant date fair values reflect the threshold number of performance shares.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth certain information regarding exercise of options and vesting of restricted stock held by our named executive officers during the year ended January 31, 2008.

	Option Awards (A)		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Christopher J. Ryan CEO	--	--	--	--

Gary Pokrassa CFO	--	--	--	--

Gregory D. Willis Executive VP	--	--	--	--

Raymond J. Smith Chairman	--	--	--	--

Paul C. Smith Vice President	--	--	--	--

POTENTIAL PAYMENTS UPON TERMINATION
OR
CHANGE IN CONTROL PROVISIONS

Raymond J. Smith,  If Mr. Smith's employment were terminated "for cause," he would be paid within 30 days that portion of his base salary and benefits accrued but unpaid as of the date of such termination.  "Cause" is defined as (i) the failure to substantially perform his duties, (ii) an act of fraud, theft, misappropriation, dishonesty or embezzlement, (iii) conviction for a felony or pleading nolo contendere to a felony, (iv) failure to follow a lawful directive of the Board of Directors, or (v) material breach of his employment agreement.

Mr. Smith has the right to terminate his agreement at any time on 45 days written notice.  The Company has the right to terminate Mr. Smith’s employment at any time for any reason other than cause, death or disability, in which event, it can, in exchange for a general release, pay to Mr. Smith six months’ Base Salary.

Upon death, Mr. Smith’s estate is entitled to receive his base salary through the last day of the month in which his death occurs and all benefits generally paid by the Company on an employees death.  In the event of disability for more than 90 consecutive days (or for periods aggregating 120 days within a 180 day period), Mr. Smith's agreement will terminate.

Christopher J. Ryan   Under the terms of his employment agreement in effect at January 31, 2008, Mr. Ryan may terminate his employment agreement for “good reason”, including the Company’s failure after 30 days written notice to perform or observe any of the material terms or provisions of the employment agreement or a material reduction in the scope of Mr. Ryan’s responsibilities and duties.  In addition, Mr. Ryan can terminate his agreement for “good reason” if, in the event of a “Triggering Event” (essentially a change of control), any successor to the Company fails to expressly assume and agree to perform the Company’s then current obligations under Mr. Ryan’s then current employment agreement. A change of control is defined as (i) the acquisition by any individual, entity or group of more than 50% of the voting power of the company’s voting securities, (ii) individuals who constituted the board (and those board members approved by those individuals) at the time of entering into the contract fail to constitute at least a majority of the board, and (iii) a liquidation of the Company, a sale of substantially all of the Company’s assets or a sale of more than 50% of the then outstanding voting power of the Company’s securities (subject to certain exceptions).  If Mr. Ryan is terminated without cause or Mr. Ryan terminates for “good reason”, the Company is obligated to pay him, within 30 days, (a) his annual base salary and target bonus as of the date of termination and (b) his base salary and current target bonus as though he had remained in the Company’s employ until the contract expiration date (April 30,2008) or, if longer, for a period of one year after the termination date.  The Company may elect to make the balance of such payments then remaining in a lump sum discounted to present value. In addition Mr. Ryan would be entitled to a continuation of his medical and health benefits for a period of two years beginning on the date of termination.

The Company may terminate Mr. Ryan’s employment agreement if he becomes disabled for more than 90 consecutive days or for periods aggregating 120 days in any 180 period or on the date of his death. In addition, the Company may terminate the agreement for “cause”, which includes his failure to substantially perform his duties (except due to his incapacity), his commission of an act of fraud, theft, or dishonesty, conviction of a felony, failure to follow a lawful directive of the Board or a material breach of his employment agreement. If the Company terminates the agreement for cause or upon Mr. Ryan’s death or disability, or if Mr. Ryan terminates it other than for “good reason”, the Company must pay Mr. Ryan his full base salary through the date of termination, and all other paid amounts, if any, to which he is entitled as of the date of termination in connection with any benefits or under any incentive compensation plan or programs.

Gregory Willis  Under the terms of his employment agreement, if Mr. Willis' employment were terminated "for cause," he would be paid within 30 days that portion of his base salary and all  benefits under his contract that were due as of the date of his termination.  "Cause" is defined as (i) the failure to substantially perform his duties, (ii) an act of fraud, theft, misappropriation, dishonesty or embezzlement, (iii) conviction for a felony or pleading nolo contendere to a felony, (iv) failure to follow a lawful directive of the Board of Directors, or (v) material breach of his employment agreement.

Mr. Willis has the right to terminate his employment at any time on 45 days written notice.  The Company also has the right to terminate Mr. Willis’ employment at any time for any other reason in which event it can, in exchange for a general release, pay to Mr. Willis six month’s Base Salary, and the bonus and commissions to which he would have been entitled for that six month period.

Upon death, Mr. Willis’s estate is entitled to receive his base salary and all benefits through the last day of the month in which his death occurred, as well as a pro rata portion of his annual bonus for the year in which his death occurred.  In the event of disability for more than 90 consecutive days (or for periods aggregating 120 days within a 180 day period), Mr. Willis' agreement will terminate.

Paul C. Smith Under the terms of his employment agreement, if Mr. Smith's employment were terminated "for cause," he would be paid within 30 days that portion of his base salary and benefits under his contract that were due as of the date of his termination.  "Cause" is defined as (i) the failure to substantially perform his duties, (ii) an act of fraud, theft, misappropriation, dishonesty or embezzlement, (iii) conviction for a felony or pleading nolo contendere to a felony, (iv) failure to follow a lawful directive of the Board of Directors, or (v) material breach of his employment agreement.

Mr. Smith has the right to terminate his agreement at any time on 45 days written notice.  The Company also has the right to terminate Mr. Smith’s employment at any time for any other reason, in which event, it can, in exchange for a general release, pay to Mr. Smith six months’ Base Salary, and the bonus and commission to which he would have been entitled for that six-month period.

Upon death, Mr. Smith’s estate is entitled to receive his base salary and all benefits through the last day of the month in which his death occurred.  In the event of disability for more than 90 consecutive days (or for periods aggregating 120 days within a 180 day period), Mr. Smith's agreement will terminate.

Gary Pokrassa, Under the terms of his employment agreement, if Mr. Pokrassa’s employment were terminated "for cause," he would be paid within 30 days that portion of his base salary and benefits under his contract that were due as of the date of his termination.  "Cause" is defined as (i) the failure to substantially perform his duties, (ii) an act of fraud, theft, misappropriation, dishonesty or embezzlement, (iii) conviction for a felony or pleading nolo contendere to a felony, (iv) failure to follow a lawful directive of the Board of Directors, or (v) material breach of his employment agreement.

Mr. Pokrassa has the right to terminate his agreement at any time on 60 days written notice.  The Company also has the right to terminate Mr. Pokrassa’s employment at any time for any other reason, in which event, it can, in exchange for a general release, pay to Mr. Pokrassa six months’ Base Salary, and the bonus and commission to which he would have been entitled for that six-month period.

Upon death, Mr. Pokrassa’s estate is entitled to receive his base salary and all benefits through the last day of the month in which his death occurred.  In the event of disability for more than 90 consecutive days (or for periods aggregating 120 days within a 180 day period), Mr. Pokrassa's agreement will terminate.

Compensation committee interlocks and insider participation

As discussed above, during FY08 our Compensation Committee consisted of Messrs. Hallman (Chairman), Cirenza, Kreft, Bachelder and Collins. None of these members is an officer or employee of Lakeland, and none of our executive officers serve as a member of a Compensation Committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

Indemnification of Directors and Executive Officers

Our Restated Certificate of Incorporation provides for Indemnification of its Directors and Officers in accordance with Delaware Law.

Equity Compensation Plan Information

The following table provides information as of January 31, 2008 about our common stock that may be issued upon the exercise of options granted to members of our Board of Directors.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	17,567	$13.48	215,671 (1)
Equity compensation plans not approved by security holders	None	--	--
Total	17,567	$13.48	215,671 (1)

 (1) includes 17,000 securities available for future issuance under the Directors’ Stock Option Plan and up to 198,671 shares available for grant under our 2006 Equity Incentive Plan as set forth in the table below:

Plan Category	Number of securities to be issued upon attainment of performance goals or meeting conditions of grant (1)	Weighted-average exercise price per share of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1))
Restricted stock grants-employees	31,680	$0	100,320
Restricted stock grants-directors	12,320	$0	31,680
Matching award program	4,983	$0	28,017
Bonus on stock program-employees	5,346	$0	27,654
Retainer in stock program-directors	0	$0	11,000
Total Restricted Stock Plans	54,329	$0	198,671

(1) Indicates number of shares to be awarded at minimum threshold levels.  These restricted shares have a weighted average grant date fair value of $12.83.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding common stock as of April 27, 2008: (i) by each person who is known by the Company to, beneficially own more than 5% of the Common Stock; (ii) by each of the named executive officers of the Company; (iii) by each director and nominee for director of the Company; and (iv) all directors and executive officers of the Company as a group.

The shares “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, shares of our common stock underlying options and other convertible securities that are exercisable or convertible within 60 days of April 27, 2008 and shares of our common stock underlying restricted stock awards that vest within 60 days of the Record Date are deemed to be beneficially owned by the person holding such securities and to be outstanding for purposes of determining such holder’s percentage ownership. Shares of common stock subject to options or other convertible securities that are not exercisable or convertible and restricted stock awards that do not vest within 60 days from the Record Date are not included in the table below as “beneficially owned”.  The same securities may be beneficially owned by more than one person.

Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to their shares of Common Stock shown as beneficially owned by them and the address for each beneficial owner, unless otherwise noted, is c/o Lakeland Industries, Inc. 701 Koehler Avenue, Suite 7, Ronkonkoma, Ney York 11779.

Directors and Officers Name	Number of Common Shares Beneficially Owned (C)		Percent of Class	Title

Raymond J. Smith	527,442		9.70%	Chairman of the Board of Directors
Christopher J. Ryan	405,732	(A)(B)	7.46%	Chief Executive Officer, President, General Counsel, Secretary and Director
John J. Collins, Jr.	115,201	(1)	2.12%	Director
Eric O. Hallman	37,523	(1)	*	Director
Michael E. Cirenza	605	(3)	*	Director
Stephen M. Bachelder	9,475	(2)	*	Director
John Kreft	8,250	(A)(2)	*	Director
Gary Pokrassa	5,114	(A)	*	Chief Financial Officer
Paul C. Smith	1,332	(A)	*	Vice President
Harvey Pride, Jr.	-----		*	Sr. Vice President-Manufacturing
Greg Willis	-----		*	Executive Vice President
Gregory D. Pontes	-----		*	Vice President-Manufacturing

All officers and directors as a group (13 persons)	1,110,674	(A)(4)	20.43%

5% Shareholders
Heartland Advisors 789 N. Water Street, Ste. 500 Milwaukee, Wisconsin 53202 (5)	500,000		9.20%
Dimensional Fund Advisors, LP (6)	365,610		6.72%
Signia Capital Management, LLC 108 N. Washington St. Ste 305 Spokane, Washington 99201 (7)	311,398		5.73%
Robeco Investment Management, Inc. 909 Third Avenue New York, New York 10022 (8)	444,187	(5)	8.17%
Holtzman Opportunity Fund LP c/o Jewelcor Companies 100 N. Wilkes Barre Blvd. Wilkes Barre, Pennsylvania 18702 Seymour Holtzman (6)	395,661	(6)	7.28%

* Less than 1%.
(1)	Includes 1,331 options granted on June 18, 2003 and 1,100 options granted on June 21, 2006 to each of Mr. Hallman and Mr. Collins, current directors;
(2)	Includes 6,050 options granted November 19, 2004 to each Mr. Bachelder and Mr. Kreft, current directors;
(3)	Includes 605 options granted June 18, 2003, to Michael Cirenza, a current director;
(4)	Includes 17,567 options granted between June 18, 2003 and June 21, 2006.
(5)	According to Schedule 13G jointly filed on behalf of Heartland Advisors, Inc. and William J. Nasgovitz on February 8, 2008.
(6)	According to a Schedule 13G filed on behalf of Dimensional Fund Advisors on February 6, 2008.
(7)	According to a Schedule 13G filed on behalf of Signia Capital Management, LLC on February 4, 2008.
(8)	According to a Schedule 13G filed on February 2, 2008, on behalf of Robeco Investment Management (“Robeco”). Robeco possesses shared investment and voting power over the above shares.
(6)	According to a Schedule 13D filed on April 22, 2008, which was jointly filed on behalf of the Holtzman Opportunity Fund,

  Seymour Holtzman and Evelyn Holtzman.
(A)	Does not include 6,702 shares to be issued pursuant to the matching shares provision of the 2006 Equity Incentive Plan as follows:

Christopher J. Ryan, 3,137 shares; Gary Pokrassa, 1,050 shares; Paul C. Smith, 665 shares; John Kreft, 1,100 shares; Stephen Bachelder, 750 shares. Also excludes 5,346 shares to be issued pursuant to the bonus in shares plan as follows: Gary Pokrassa 1,497 shares; Harvey pride Jr. 1,497 shares; Gregory Willis 2,352 shares.

(B)	Includes 14,641 shares owned by Mr. Ryan’s wife, and 42,592 which Mr. Ryan votes as Co-Executor of the Estate of Bernard J. Ryan.
(C)	Table does not include the following stock grants under the Company’s 2006 Equity Incentive Plan (performance vesting at end of 3 years, date of grant June 2006):

Grantee Directors	Minimum# of Shares	Baseline# of Shares	Maximum # of Shares
Michael M. Cirenza	2,640	570	7,810
John J. Collins, Jr.	2,200	4,290	6,490
Eric O. Hallman	2,640	5,170	7,810
Stephen M. Bachelder	2,640	5,170	7,810
A. John Kreft	2,200	4,290	6,490
	12,320	24,090	36,410
Officers
Christopher J. Ryan (Director)	6,050	11,990	18,040
Gregory D. Willis	3,630	7,150	10,780
James M. McCormick	2,530	5,060	7,590
Harvey Pride, Jr.	3,410	6,820	10,230
Gary A. Pokrassa	3,520	6,930	10,450
Paul C. Smith	2,310	4,620	7,040
Gregory D. Pontes	1,870	3,630	5,500
	23,320	46,200	69,630
Key Employees 5 as a group	8,360	16,830	25,190
	31,680	63,030	94,820
Grand Total	44,000	87,120	131,230

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
__________________________________________________

It is the Company’s policy that directors, officers and any other person that is a related person within the meaning of SEC regulations are required to report any related party transactions to our Chief Executive Officer. All such transactions also are required to be reported to the Audit Committee, which, with the assistance of legal counsel and such other advisors as it deems appropriate, is responsible for reviewing and approving or ratifying any related party transaction. The Audit Committee intends to approve only those related party transactions that it believes are in, or not inconsistent with, the best interests of the Company. A written policy to this effect has been adopted by the board of directors. Pursuant to our written policy, a related party transaction is defined as any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $15,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K  A related person is:

•	an executive officer, director or director nominee of the Company;

•	any person who is known to be the beneficial owner of more than 5% of the Company’s common stock;

•
any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company’s common stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

In addition, every quarter, a report maintained by the Company’s accounting staff is reviewed and approved by the Chief Executive Officer and Chief Financial Officer. The Audit Committee of the Board of Directors conducts an annual review of all transactions between related parties and the Company.

On March 1, 1999, we entered into a one year (renewable for four additional one year terms) lease agreement with Harvey Pride, Jr., our Vice President of Manufacturing, for a 2,400 sq. ft. customer service office located next to our existing Decatur, Alabama facility. This lease was renewed on March 1, 2004 to run through March 31, 2009 at an annual rent of $18,000 for this facility.  We believe that the lease contains terms no less favorable to us than we could have obtained from an unrelated third party.

We have been doing business with Madison Mobile Storage, Inc., a company owned and operated by the son of Harvey Pride, Jr. for over 20 years.  The orders for Lakeland’s storage trailers and the release of the trailers are handled by Greg Pontes, our VP of manufacturing, who is unrelated to Mr. Pride.  We also rent from an independent offsite warehouse for overflow products on a month to month basis.  The storage trailers are a bid item and they are on an open rental by the month.  In FY08 we paid $20,373 to Madison Mobile Storage Inc. for storage services.  We believe that these services were provided on terms no less favorable to us than we could have obtained from an unrelated third party.

Since 2007, Charles Black Enterprises (“CBE”), an entity owned by the son-in-law of Harvey Pride Jr. has provided janitorial services to us.  In 2007 CBE won the bid for our janitorial services.  In FY08 we paid $51,925 to CBE for janitorial and carpet cleaning services.  We believe these services were provided on terms no less favorable to us than we could have obtained from an unrelated third party.

In July 2005 as part of the acquisition of Mifflin Valley Inc., (merged into Lakeland Industries, Inc. on September 1, 2006) the Company entered into a five year lease with Michael Gallen (an employee) to lease an 18,520 sq. ft. manufacturing facility in Shillington, PA for $55,560 annually or a per square foot rental of $3.00.  This amount was agreed to prior to the acquisition after an independent appraisal of the fair market rental value per square foot.  In addition the Company, commencing January 1, 2006 is renting 12,000 sq ft of warehouse space in a second location is Pennsylvania from this employee, on a month by month basis, for the monthly amount of $3,350 or $3.35 per square foot annually.  We believe that these lease terms are no less favorable to us than could have been obtained from an unrelated third party.

Mifflin Valley also utilizes the services of Gallen Insurance (an affiliate of Michael & Donna Gallen) to provide certain insurance in Pennsylvania.  Such payments for insurance aggregated of approximately $34,000, $27,000 and $23,000 in fiscal 2008,

2007 and 2006, respectively.   We believe that this insurance was procured on terms that are no less favorable to us than could have been obtained from an unrelated third party.

Paul Smith, our Vice President of Sales, is the son of Raymond Smith the Chairman of our Board of Directors.  Paul Smith’s compensation for 2008 is set forth in the Executive Compensation section of this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 (a) of the Securities Exchange Act of 1934 (the “Exchange Act”), requires the Company’s directors, officers and beneficial owners of more than 10% of the Common Stock to file with the SEC initial reports of ownership of the Company’s equity securities and to file subsequent reports when there  are changes in such ownership. Officers, directors and beneficial owners of more than 10% of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.
Based solely upon our review of Forms 3, 4, and 5 filed by or received from our reporting persons (or written representations received from such persons), we are not aware of any failure by a reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934 with respect to the year ended January 31, 2008.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for consideration at an Annual Meeting so long as they are provided to us on a timely basis and satisfy the requirements and conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For a stockholder proposal to be included in our proxy materials for the 2009 Annual Meeting of Stockholders, the proposal must be submitted in writing by [DATE], to our Corporate Secretary at 701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779.

If you wish to submit a proposal outside of the process of Rule 14a-8 under the Exchange Act for consideration at the 2009 Annual Meeting of Stockholders, in order for such proposal to be considered “timely” for the purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received at the above address not later than [DATE].  Pursuant to Rule 14a-4(c) under the Exchange Act, management is permitted to vote proxies in its discretion if Lakeland: (1) receives notice of the proposal before the close of business on [DATE] and advises stockholders in the 2009 Annual Meeting Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on [DATE].

In addition to the above, stockholders are advised to review Lakeland’s bylaws, as they may be amended from time to time, for additional requirements and deadlines applicable to the submission of stockholder proposals, including, but not limited to, proposals relating to the nomination of one or more candidates for election to the Lakeland Board of Directors.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household.  If you would like to obtain another copy of the proxy, please contact Secretary, Lakeland Industries, Inc. 701 Koehler Avenue, Suite 7, Ronkonkoma, New York, 11779 by mail.  If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder.

OTHER MATTERS

The Board of Directors knows of no matters other than those described above that have been submitted for consideration at this Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting; the Board of Directors intends that the WHITE proxy cards will be voted in respect thereof in accordance with the judgment of the person or persons named thereon.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2008 is being mailed concurrently with this proxy statement (as part of our annual report to stockholders). A copy of our Annual Report on Form 10-K is also available without charge from our website at www.lakeland.com or upon written request to: Lakeland Investor Relations, Lakeland Industries, Inc., 701 Koehler Avenue, Suite 7, Ronkonkoma, NY 11779

By Order of the Board of Directors,

Christopher J. Ryan
Corporate Secretary

May [  ], 2008
Ronkonkoma, New York

ANNEX A

PROPOSED AMENDMENTS TO LAKELAND’S
RESTATED  CERTIFICATE OF INCORPORATION

[Deletions indicated by strike-out; additions indicated by underline]

ELEVENTH:                                From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws; provided, however, that the provisions set forth in Articles FIFTH, SIXTH, EIGHTH, NINTH, TENTH, and ELEVENTH ~~and TWELFTH~~ may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding shares of voting stock of this Corporation.  All rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

~~TWELFTH:                                The affirmative vote of the holders of not less than two-thirds of the outstanding stock of the Corporation entitled to vote shall be required for approval if (1) this Corporation merges or consolidates with any other corporation if, on the record date for the determination of stockholders entitled to vote on such transaction, such other corporation and its affiliates singly or in the aggregate are directly or indirectly the beneficial owners of more than five (5%) percent of the total voting power of all outstanding shares of the voting stock of this Corporation (such other corporation being herein referred to as a “Related Corporation”), or if (2) this Corporation sells or exchanges all or a substantial part of its assets to or with such Related Corporation, or if (3) this Corporation issues or delivers any stock or other securities issued by it in exchange or payment for any properties or assets of such Related Corporation or securities issued by such Related Corporation, or in a merger of any affiliate of this Corporation with or into such Related Corporation or any of its affiliates; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was (i) approved by resolution of the Board of Directors adopted by the affirmative vote of not less than two-thirds of the directors as calculated prior to the acquisition of the beneficial ownership of more than five (5%) percent of the total voting power of all outstanding shares of the voting stock of the Corporation by such Related Corporation and its affiliates, nor shall it apply to any such transaction solely between this Corporation and another corporation fifty (50%) percent or more of the voting stock of which is owned by this Corporation.  For the purposes hereof, an “affiliate” is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and in computing the percentage of outstanding voting stock beneficially owned by any person the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the stockholders entitled to vote or express consent with respect to such proposal.  The stockholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuance of stock or other securities not expressly provided for in this Article, shall be such as may be required by applicable law.  A “substantial part” of the corporation’s assets shall mean assets comprising more than ten (10%) percent of the book value or fair market value of the total assets of the Corporation and its subsidiaries taken as a whole.~~

A-1

 Preliminary Copy – Subject to Completion

PROXY CARD
LAKELAND INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS SCHEDULED TO BE HELD ON JUNE 18, 2008

The undersigned hereby appoints Raymond J. Smith and Stephen Bachelder, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Lakeland Industries, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Lakeland Industries, Inc. scheduled to be held on Wednesday, June 18, 2008, at 10:00 a.m., local time, at the Holiday Inn, located at 3845 Veterans Memorial Highway, Ronkonkoma, NY 11779 and at any postponements or adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting or any postponements or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, AND “FOR” PROPOSAL 2 AND PROPOSAL 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

IMPORTANT – TO BE SIGNED AND DATED ON REVERSE SIDE

Mark the “Household Option” box on the reverse side to enroll this account to receive certain future security holder document in a single package per household

SEE REVERSE SIDE
*************

LAKELAND INDUSTRIES, INC.

INSTRUCTIONS — TO VOTE BY MAIL

Simply sign and date your proxy card and return it in the enclosed postage-paid envelope.

PLEASE DETACH PROXY CARD HERE

☑ PLEASE MARK VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3

Proposal 1.	To elect three (3) directors to serve on our Board of Directors until the 2011 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.	FOR all nominees listed (except as indicated to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed
		☐	☐
Nominees: Christopher J. Ryan, Michael Cirenza, and A. John Kreft.

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the “FOR” box and write the nominee’s name in the following space.)

Proposal 2.
Approval of the adoption of amendments to Lakeland’s Restated Certificate of Incorporation to eliminate the supermajority voting requirements applicable to the approval of certain business combinations.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3.	Ratification of the selection of Holtz Rubenstein Reminick LLP as Lakeland’s independent registered public accounting firm for the fiscal year ending January 31, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To transact such other business as may properly come before the meeting, or any adjournments, continuations or postponements thereof.

The undersigned hereby acknowledges receipt of Lakeland’s Annual Report for the fiscal year ended January 31, 2008 and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above. Date:                                                              , 2008

Signatures(s) of Stockholders

IMPORTANT: Please sign as name(s) appear on this proxy and date this proxy. If a joint account, each joint owner should sign. If signing for a corporation, trust or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.